                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            BROOKS AUTOMATION, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                            BROOKS AUTOMATION, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

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        ________________________________________________________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

                            BROOKS AUTOMATION, INC.

                        To Be Held On February 25, 1999

  The Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on February 25, 1999 at 10:00 a.m., local time, at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for the following purposes:

  1. To elect three (3) directors to serve for the ensuing year and until their successors are duly elected.

  2. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

  The Board of Directors has fixed January 4, 1999 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

  You are cordially invited to attend the Meeting.

                                          By Order of the Board Of Directors

                                          Lawrence M. Levy,
                                          Secretary

Chelmsford, Massachusetts
January 28, 1999

                            YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                            BROOKS AUTOMATION, INC.

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held February 25, 1999

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brooks Automation, Inc., a Delaware corporation (the "Company") with its principal executive offices at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for use at the Annual Meeting of Stockholders to be held on February 25, 1999, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about January 28, 1999. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company will also use Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies on behalf of the Company. The Company expects to pay Corporate Investor Communications, Inc. approximately $5,000 plus certain expenses for its services.

  Only stockholders of record at the close of business on January 4, 1999 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 11,019,270 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

  The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Meeting, three directors are to be elected to serve until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Norman B. Brooks, who founded the Company and served as a director of the Company since its incorporation in 1989, died on August 3, 1998. Upon his death, the Board of Directors elected not to appoint a director to complete the unexpired term of Mr. Brooks. The Board of Directors has nominated the persons listed below for election as directors.

  All three nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

  The following table sets forth certain information with respect to the nominees. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

                                                                        Director
Name                                     Age Position                    Since
----                                     --- --------                   --------
Robert J. Therrien......................  64 President, Chief Executive   1989
                                             Officer and Director
Roger D. Emerick (1)(2).................  59 Director                     1993
Amin J. Khoury (1)(2)...................  59 Director                     1994

--------
(1) Member of the Company's Compensation Committee.
(2) Member of the Company's Audit Committee.

  Mr. Robert J. Therrien has been the President, Chief Executive Officer and a director of the Company since its incorporation in 1989 when he initiated the acquisition of the Brooks Automation Division of Aeronca Electronics, Inc. From 1983 to 1989, Mr. Therrien served as a consultant to the Company and other firms in the semiconductor industry. From 1972 until its sale to Schlumberger Industries in 1983, Mr. Therrien cofounded and served as Chairman and President of Accutest Corporation, a semiconductor automatic test equipment company. Mr. Therrien is currently a director of MKS Instruments, Inc., a supplier of measurement and control components for laboratory and industrial applications throughout the microelectronics industry. Mr. Therrien also serves on the NYNEX Customer Advisory Board and the Advisory Committee of the Massachusetts Office of Business Development.

  Mr. Roger D. Emerick has been a director of the Company since October 1993. Mr. Emerick has been a director of Lam Research Corporation ("Lam"), a semiconductor equipment supplier, since 1982 and Chairman of the Board of Directors of Lam since 1984. Mr. Emerick served as President of Lam from 1982 to 1989 and as its Chief Executive Officer from 1982 to August 1997. See "Certain Transactions." Mr. Emerick is also a director of Electroglas, Inc., a manufacturer of automatic wafer probing equipment, IPEC, a semiconductor processing equipment manufacturer, and Semiconductor Equipment and Materials International.

  Mr. Amin J. Khoury has been a director of the Company since July 1994. Since 1987, Mr. Khoury has served as Chairman of the Board of B/E Aerospace, Inc., a designer, manufacturer and marketer of airline interior furnishings. Mr. Khoury is also Chairman of the Board of Applied Extrusion Technologies, Inc., a manufacturer of oriented polypropylene films and extruded polymer nets.

Meetings of the Board of Directors

  The Board of Directors of the Company held four meetings during the fiscal year ended September 30, 1998. The Board of Directors also acted on two occasions by unanimous written consent in lieu of a special meeting. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

  The Board of Directors has an Audit Committee, currently composed of Messrs. Emerick and Khoury, which met twice during the fiscal year ended September 30, 1998. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent accountants, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent accountants.

  The Board of Directors has a Compensation Committee, currently composed of Messrs. Emerick and Khoury, which met four times during the fiscal year ended September 30, 1998. The functions of the Compensation Committee include determining salaries, grants and awards under incentive plans, benefits and overall compensation.

Compensation of Directors

  Nonemployee directors of the Company receive $1,000 cash compensation for each Board meeting they attend, in addition to expenses reasonably incurred. Nonemployee directors receive $4,000 per year for their services on the Compensation Committee and $4,000 per year for their services on the Audit Committee. Each nonemployee director is granted options to purchase 10,000 shares of Common Stock on the date he is first elected a director and options to purchase 5,000 shares of Common Stock on July 1 of each year thereafter pursuant to the Company's 1993 Nonemployee Director Stock Option Plan. Employee directors may elect to participate in the Company's 1995 Employee Stock Purchase Plan and may be granted options under the Company's 1992 Combination Stock Option Plan.

  Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of the director.

  The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Company.

Security Ownership of Directors, Officers and Certain Beneficial Owners

  The following table sets forth certain information as of November 27, 1998 with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                       Shares of Common Stock
Name**                                 Beneficially Owned (1) Percent of Class
------                                 ---------------------- ----------------
Robert J. Therrien (2)................       1,245,130               11%
 c/o Brooks Automation, Inc.
 15 Elizabeth Drive
 Chelmsford, MA 01824
David R. Beaulieu (3).................           6,000                *
Michael W. Pippins (4)................          84,275                1%
Michael F. Werner (5).................          70,100                1%
Roger D. Emerick (6)..................          11,000                *
Amin J. Khoury (7)....................           8,000                *
All directors and executive officers
 as a group
 (6 persons) (2) (3) (4) (5) (6) (7)..       1,424,505               13%

--------
*   Less than 1% of the outstanding Common Stock.
**  Address provided for beneficial owners of more than 5% of the Common
    Stock.
(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed except to the extent shared by spouses under applicable law.
(2) Includes 332,600 shares issuable pursuant to immediately exercisable stock options. Excludes (i) shares held by certain children and grandchildren of Mr. Therrien, as to which he disclaims beneficial ownership and (ii) options to purchase 52,500 shares that are not exercisable within 60 days of November 27, 1998.
(3) Includes 5,100 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 24,000 shares that are not exercisable within 60 days of November 27, 1998.
(4) Includes 36,434 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 15,000 shares that are not exercisable within 60 days of November 27, 1998.
(5) Includes 28,850 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 15,000 shares that are not exercisable within 60 days of November 27, 1998.
(6) Consists of 11,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 15,000 shares that are not exercisable within 60 days of November 27, 1998.
(7) Consists of 8,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 16,000 shares that are not exercisable within 60 days of November 27, 1998.

Management

  The names of the Company's executive officers that are not directors of the Company, and certain biographical information furnished by them, are set forth below.

Name                     Age Position with the Company
----                     --- -------------------------
David R. Beaulieu.......  40 Vice President, Engineering
James A. Pelusi.........  42 Senior Vice President, Automation Software
Michael W. Pippins......  38 Vice President, Global Operations and Business Development
Ellen B. Richstone......  47 Senior Vice President, Finance and Administration and Chief Financial Officer
Michael F. Werner.......  53 Senior Vice President, Operations

  Mr. David R. Beaulieu joined the Company in May 1996 as Vice President, Engineering. From 1993 to 1996, Mr. Beaulieu served as Vice President, Product Operations of the Time/Data Systems Division of Simplex Corporation, a manufacturer of industrial equipment. From 1991 to 1993, Mr. Beaulieu served as Vice President of Research and Development for Tropel Corporation, a manufacturer of advanced optical systems for semiconductor equipment. From 1979 to 1991, Mr. Beaulieu served GCA, a unit of General Signal Corporation, in a variety of positions including Director of Lithographic Engineering.

  Mr. James A. Pelusi joined the Company in September 1998 as Senior Vice President, Automation Software. Prior to joining the Company, Mr. Pelusi served as President and Chief Executive Officer of FASTech Integration, Inc. (acquired by the Company effective September 30, 1998) which he founded in 1986. From 1983 to 1986, Mr. Pelusi served as Director of the Electronic Applications Business Segment of GMF Robotics, a joint venture between General Motors Corporation and Fanuc Ltd. From 1979 to 1983, Mr. Pelusi served the Packard Electric Division of General Motors Corporation in various engineering and manufacturing systems positions.

  Mr. Michael W. Pippins has served as Vice President, Global Operations and Business Development since October 1998. Mr. Pippins joined the Company in March 1992 as its Director of Sales and Marketing and in June 1993 was promoted to Vice President, Sales and Marketing. From 1989 to 1992, Mr. Pippins served as strategic marketing manager for Varian Associates, a manufacturer of semiconductor production equipment.

  Ms. Ellen B. Richstone joined the Company in November 1998 as Senior Vice President, Finance and Administration, and Chief Financial Officer. From 1997 to November 1998, Ms. Richstone served as Executive Vice President and Chief Financial Officer of The Frontier Group, a start-up health care provider. From 1992 to 1996, Ms. Richstone served as Vice President and Chief Financial Officer of Augat, Inc., a manufacturer of telecommunications, electronics and automotive products. In 1992, Ms. Richstone also served Rohr Inc. as Senior Vice President and Chief Financial Officer. From 1989 to 1992, Ms. Richstone served as Executive Vice President of Honeywell Bull Information Systems, and from 1981 to 1989 she served in various management positions and finally as Vice President and Treasurer of Data General Corporation.

  Mr. Michael F. Werner has served as Senior Vice President, Operations of the Company since December 1997. Mr. Werner joined the Company in February 1993 as Vice President, Operations. From 1984 to 1993, Mr. Werner served GCA, a unit of General Signal Corporation, in a variety of positions including Senior Vice President, Operations.

Executive Compensation

  The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the Chief Executive Officer and the three most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1998.

                          Summary Compensation Table

                                                                  Long Term
                                        Annual Compensation     Compensation
                                    ---------------------------    Awards
                                                   Other Annual  Securities    All Other
Name and Principal                  Salary  Bonus  Compensation  Underlying   Compensation
Position                 Year Ended   ($)    ($)      ($)(1)    Option (#)(2)    ($)(3)
------------------       ---------- ------- ------ ------------ ------------- ------------
Robert J. Therrien,       9/30/98   279,985    --     27,261          --         49,612
 President and Chief      9/30/97   244,596    --     27,329          --         50,314
 Executive Officer (4)    9/30/96   259,794 97,548    33,263       10,000        27,156

David R. Beaulieu,        9/30/98   140,385    --     10,281          --          9,621
 Vice President,
 Engineering              9/30/97   122,865    --     10,365        9,000         7,679
                          9/30/96    49,000 26,000     5,790       20,000         7,626

Michael W. Pippins,       9/30/98   140,385    --     10,065          --          6,996
 Vice President, Global   9/30/97   122,865    --     10,209          --          6,784
 Operations and Business  9/30/96   131,068 36,000     9,653       10,000         5,546
 Development

Michael F. Werner,        9/30/98   149,846    --      9,717          --         15,458
 Senior Vice President,   9/30/97   128,536    --     10,185          --         15,738
 Operations               9/30/96   137,232 37,663     9,756       10,000        12,933

--------
(1) Represents lease and insurance payments made for automobiles used by Messrs. Therrien, Beaulieu, Pippins and Werner.
(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1996, 1997 or 1998.
(3) Consists of (i) matching contributions made by the Company to its 401(k) plan of $1,156, $1,463 and $1,000 for Mr. Therrien; $0, $150 and $2,106
    for Mr. Beaulieu; $1,938, $1,883 and $2,106 for Mr. Pippins; and $1,702, $2,475 and $2,248 for Mr. Werner in fiscal 1996, 1997 and 1998, respectively, and (ii) life insurance premiums paid by the Company of $26,000, $48,851 and $48,612 for Mr. Therrien; $7,626, $7,529 and $7,515
    for Mr. Beaulieu; $3,608, $4,901 and $4,890 for Mr. Pippins; and $11,231, $13,263 and $13,210 for Mr. Werner in fiscal 1996, 1997 and 1998, respectively. The Company is not a beneficiary of any life insurance benefits resulting from the payment of these premiums.
(4) See "Employment Contracts" below.

Employment Contracts

  Robert J. Therrien. In October 1994, the Company entered into an employment agreement with Robert J. Therrien, its President and Chief Executive Officer, which entitled Mr. Therrien to a minimum annual salary of $230,000, subject to increases for inflation, and to consideration for discretionary bonuses. The employment agreement, which has a seven-year term, provides that Mr. Therrien will receive retirement compensation at the rate of Mr. Therrien's salary in effect as of the date he terminates employment with the Company for a period equal to one and one-half times the number of years Mr. Therrien serves the Company after October 1, 1994. In the event of Mr. Therrien's death or permanent disability, he or his estate has the option of receiving his retirement compensation over a period of not less than four years. The Company will also provide Mr. Therrien with certain life insurance benefits over the term of the agreement and for so long as the Company owes him retirement compensation, an automobile allowance and such other employment benefits as may be generally available to employees of the Company.

  Under the agreement, if Mr. Therrien terminates his employment with the Company upon a change in control of the Company or for good reason (a material reduction in his overall level of responsibility without his consent), the Company shall pay Mr. Therrien, in addition to the retirement compensation, a lump sum severance payment equal to $1 less than three times Mr. Therrien's average annual compensation during the five most recent years.

  Mr. Therrien's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Therrien from directly or indirectly competing with the Company so long as he is an employee of the Company and for a period of two years thereafter.

  Ellen B. Richstone. In October 1998, the Company entered into an employment agreement with Ellen B. Richstone, its Senior Vice President Finance and Administration, and Chief Financial Officer, which entitles Ms. Richstone to a base salary of $225,000 per year and to participation in the discretionary executive bonus program, as well as a guaranteed annual bonus of $10,000. Pursuant to the agreement, in November 1998, the Company granted to Ms. Richstone options to purchase 60,000 shares of Common Stock of the Company at an exercise price of $13.25 per share, the fair market value of the Company's Common Stock on the date of grant. Under the agreement, all of the the above-mentioned options will vest immediately in the event of a merger or acquisition of the Company which results in either a loss of Ms. Richstone's position or a material change in her responsibilities. In the event Ms. Richstone's employment with the Company is terminated for reasons other than cause, the agreement provides that Ms. Richstone will receive either one year of her then current base salary or $250,000, whichever is greater.

  The agreement also provides Ms. Richstone with certain other benefits, including an automobile allowance of up to $15,000 per year, the opportunity to participate in insurance plans and other employment benefits as may be generally available to senior executives of the Company. In connection with Ms. Richstone's joining the Company, the Company paid her a signing bonus of $40,000. The Company anticipates that it will enter into an indemnification agreement with Ms. Richstone on the same terms as the Company's directors. See "Compensation of Directors Indemnification Agreements."

Bonus Plan

  The Company maintains an informal bonus program for certain employees, including executive officers, under which such employees may be awarded discretionary cash bonuses based upon an evaluation of individual performance and the performance of the Company during the year.

Gainsharing Program

  In 1995, the Company introduced an informal Gainsharing Program. Gainsharing is an incentive program designed to compensate eligible employees, including officers, for their efforts toward achieving the Company's goals. Eligible employees may earn up to 10% of their base pay each quarter if certain personal objectives for quality of work and customer satisfaction and certain Company objectives for revenues and operating profit are met. There were no payments made under the Gainsharing Program during the fiscal year ended September 30, 1998.

Stock Purchase Plan

  In February 1996, the Company adopted the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") to provide employees of the Company with additional incentives by permitting them to acquire an equity interest in the Company through the purchase of shares of the Company's Common Stock.

  Eligible employees of the Company elect to participate in the Stock Purchase Plan by giving notice to the Company and instructing the Company to withhold a specified dollar amount from the employee's salary during the following six-month period. On the last business day of that period, the amount withheld is used to purchase Common Stock at a price equal to 85% of the fair market value of the Common Stock on either the first day of the six-month period or on the last day of the six-month period, whichever is less. Participation ends automatically on termination of employment with the Company.

  The maximum number of shares of Common Stock which may be purchased by employees under the Stock Purchase Plan is 250,000 shares, subject to adjustments for stock splits, stock dividends and similar transactions. An aggregate of 109,721 shares has been purchased under the Stock Purchase Plan. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

Stock Option Plans

  The following tables set forth certain information with respect to the stock options granted to the named executive officers during fiscal 1998 and the aggregate number of and value of options exercisable and unexercisable held by the named executive officers during fiscal 1998. No named executive officer exercised options during fiscal 1998.

                       Option Grants In Last Fiscal Year

                                                                             Potential
                                                                            Realizable
                                                                             Value at
                                                                              Assumed
                                         Individual Grants                 Annual Rates
                         -------------------------------------------------   of Stock
                         Number of                                             Price
                         Securities  % of Total                            Appreciation
                         Underlying   Options                               For Option
                          Options    Granted to                              Term (3)
                          Granted   Employees in Exercise Price Expiration -------------
Name                       (#)(1)   Fiscal Year   $/Share (2)      Date    5% ($) 10%($)
----                     ---------- ------------ -------------- ---------- ------ ------
Robert J. Therrien......    100         0.1%         12.875     12/12/2007  810   2,052
David R. Beaulieu.......    100         0.1%         12.875     12/12/2007  810   2,052
Michael W. Pippins......    100         0.1%         12.875     12/12/2007  810   2,052
Michael F. Werner.......    100         0.1%         12.875     12/12/2007  810   2,052

--------
(1) Options became exercisable in full as of November 23, 1998.
(2) The exercise price is equal to the fair market value of the stock on the date of grant.
(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

                         Fiscal Year-End Option Values

                               Number of Securities      Value of Unexercised
                              Underlying Unexercised         In-the-Money
                              Options at 9/30/98 (#)   Options at 9/30/98 ($)(1)
Name                         Exercisable/Unexercisable Exercisable/Unexercisable
----                         ------------------------- -------------------------
Robert J. Therrien..........      332,500/52,600           2,510,640/337,860
David R. Beaulieu...........        5,000/24,100                   0/0
Michael W. Pippins..........       36,334/15,100             277,005/ 57,938
Michael F. Werner...........       28,750/15,100             218,306/ 57,938

--------
(1) Based on the closing price of the Company's Common Stock on September 30, 1998 on the Nasdaq National Market of $9.938 minus the respective option exercise prices.

  1992 Combination Stock Option Plan. Under the Company's 1992 Combination Stock Option Plan (the "1992 Plan"), which is administered by the Compensation Committee, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are employees of the Company at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options may be granted to persons who are officers, directors or employees of or consultants or advisors to the Company or persons who are in a position to contribute to the long-term success and growth of the Company at the time of grant. Options granted under the 1992 Plan generally vest over a period of five years. A total of 1,550,000 shares of Common Stock has been reserved for issuance under the 1992 Plan.

  1993 Nonemployee Director Stock Option Plan. The purpose of the 1993 Nonemployee Director Stock Option Plan (the "Directors Plan") is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock. Each director who is not an employee of the Company or any of its subsidiaries is eligible to receive options under the Directors Plan. Under the Directors Plan, each eligible director receives an automatic grant of an option to purchase 10,000 shares of Common Stock upon becoming a director of the Company and an option to purchase 5,000 shares on July 1 each year thereafter. A total of 190,000 shares of Common Stock has been reserved for issuance under the Directors Plan.

  1998 Employee Equity Incentive Plan. The purpose of the 1998 Employee Equity Incentive Plan (the "1998 Plan"), adopted by the Board of Directors of the Company in April 1998, is to attract and retain employees and provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. All employees of the Company, other than its officers and directors, are eligible to participate in the 1998 Plan. Under the 1998 Plan, the Compensation Committee may award only nonqualified stock options. A total of 400,000 shares of Common Stock have been reserved for issuance under the 1998 Plan.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors consists of Messrs. Emerick and Khoury. Neither Mr. Emerick nor Mr. Khoury is or was formerly an officer or employee of the Company. Mr. Therrien, the

President and Chief Executive Officer of the Company, has the authority to grant options for not more than 9,000 shares to employees who are not executive officers on terms that are consistent with the 1992 Plan. Mr. Therrien granted options to purchase 89,100 shares in fiscal 1998. Prior to November 1994, all decisions regarding compensation of executive officers were made by the entire Board of Directors.

Compensation Committee Report

  The Compensation Committee of the Board of Directors is comprised of two non-employee directors and is responsible for establishing compensation policies applicable to the Company's executive officers including the Chief Executive Officer.

  The Company's compensation policies are intended to attract, retain and motivate highly qualified executive officers by providing incentives that closely align the interests of the executive officers with those of the Company and its stockholders. The Compensation Committee uses a combination of cash and equity components to offer a balance of short-term and long-term incentives.

  The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. The base salary of an executive officer is established after considering the level of his responsibility and the quality of his performance, and after reviewing data gathered through an executive compensation benchmarking study of comparable companies prepared for the Company by PricewaterhouseCoopers LLP (the "Executive Compensation Benchmarking Study"). In assessing the information contained in the study, the Compensation Committee considered the nature of the business, the size and the profitability of comparable companies. No particular weight is given to any of these factors. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options, the bonus plan and benefit plans generally available to employees such as the Gainsharing Program and the Stock Purchase Plan to provide significant performance incentives.

  Executive officers are eligible for performance bonuses under the Company's Bonus Plan of 20% to 40% of their base salary. The extent of these bonuses is determined based on factors such as individual performance goals, teamwork, leadership and initiative with no greater emphasis on one factor than on another. These bonuses are contingent on the Company's overall financial performance. No bonuses were paid to executive officers during the fiscal year ended September 30, 1998. The target bonus for Mr. Therrien, set at 40%, represents a greater percentage of base salary than for other executive officers. Consequently, a larger portion of Mr. Therrien's total compensation is dependent on his and the Company's performance. No bonus was paid to Mr. Therrien during the fiscal year ended September 30, 1998. Executive officers also participate along with all other employees of the Company in the Gainsharing Program, through which employees can earn a quarterly payout of up to 10% of their base pay if certain personal objectives for quality of work and customer satisfaction and certain Company objectives for revenues and operating profit are met. This Gainsharing Program is designed to focus attention on short-term goals which may have substantial impact on the long-term success of the Company and to encourage executive officers and the Company's other employees to work more closely together on objectives which are beneficial to the Company. There were no payments under the Gainsharing Program during the fiscal year ended September 30, 1998.

  Each of the executive officers, including Mr. Therrien, and all key employees are eligible to receive grants of options under the 1992 Plan. The 1992 Plan is used to align a portion of the executive officers' and key employees' compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer or key employee, the Compensation Committee makes a subjective determination based on factors such as the individual's level of responsibility, performance and number of options held by the executive officer, with no particular weight given to any factor. During fiscal 1998, 400 options were granted to executive officers under the 1992 Plan. The 1995 Employee Stock Purchase Plan provides all of the Company's employees, including executive officers, with a means of acquiring the Company's stock, further aligning the interests of executive officers, employees and stockholders.

  In October 1994, the Company entered into an employment agreement with Robert J. Therrien, its Chief Executive Officer, which entitles Mr. Therrien to a minimum annual salary of $230,000, subject to adjustment for inflation, consideration for discretionary bonuses, certain life insurance benefits and, for so long as the Company owes him retirement compensation, an automobile allowance and such other employment benefits as are generally available to employees of the Company. See "Employment Contracts." The Executive Compensation Benchmarking Study indicated that Mr. Therrien's fiscal 1997 base salary of $245,000 was below the median base salary level for chief executives of a group of comparable companies. Therefore, Mr. Therrien's base salary was increased to $320,000. In fiscal 1998, Mr. Therrien's base salary was $280,000. The Compensation Committee believes Mr. Therrien's compensation is appropriate as compared with similar amounts paid by comparable companies.

                                          Compensation Committee

                                          Roger D. Emerick
                                          Amin J. Khoury

Performance Graph

  The following graph compares the change in the Company's cumulative total shareholder return from February 2, 1995, when the Company's Common Stock became publicly traded, to September 30, 1998, the last trading day of fiscal 1998 with the cumulative total return on the CRSP Index for the NYSE/AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, for that period.


                             [GRAPH APPEARS HERE]

CRSP Total Returns Index for:         02/02/95     09/29/95     09/30/96     09/30/97     09/30/98
-----------------------------         --------     --------     --------     --------     --------
Brooks Automation, Inc.                  $100       $215.00      $126.25      $383.75      $ 99.38
NYSE/AMEX/Nasdaq Stock Market
  (U.S. Companies)                       $100       $126.44      $150.46      $206.97      $214.40
NYSE/AMEX/Nasdaq Stocks (SIC
  3550-3559 U.S. Companies)              $100       $217.65      $138.14      $329.64      $149.58
Special Industry Machinery, Except
  Metalworking Machinery

  Assumes $100 invested on February 2, 1995 in the Company's Common Stock, the CRSP Index for the NYSE/AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, and the reinvestment of any and all dividends.

Certain Transactions

  Lam Research Corporation. Lam Research Corporation's ("Lam") purchases from the Company accounted for approximately 16% of the Company's revenues during fiscal 1998. Lam's Chairman, Roger Emerick, serves on the Company's Board of Directors. There is no agreement or arrangement requiring the election of Mr. Emerick or any other representative of Lam to serve as a director of the Company.

  Sales to Lam have been made in the ordinary course of the Company's business, and the Company believes that the terms of its transactions with Lam have not been less favorable to the Company than could have been obtained from a party unaffiliated with the Company purchasing products of similar types and at comparable volumes.

                                 OTHER MATTERS

Voting Procedures

  The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

  The three nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company.

  Abstentions will have no effect on the outcome of the vote for the election of directors. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote on the election of directors will count toward the quorum but will count neither for nor against the election of directors.

Independent Accountants

  The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent accountants to audit the Company's consolidated financial statements for the fiscal year ending September 30, 1999. Such firm and its predecessor have served continuously in that capacity since 1989.

  A representative of PricewaterhouseCoopers LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended September 30, 1998 except that on November 16, 1998, Mr. Therrien filed a Form 5 dated November 13, 1998 reflecting a gift of shares of Common Stock; and on November 12, 1998, Mr. Khoury filed a Form 5 dated November 12, 1998 reflecting a cashless exercise of the option to buy shares of Common Stock and a simultaneous sale of the shares of Common Stock purchased pursuant to such options on August 6, 1997 (which transaction was previously reported on a Form 4 dated September 3, 1998 as an exercise of option only).

Other Proposed Action

  The Board of Directors knows of no matters which may come before the Meeting other than the election of directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

  Proposals which stockholders intend to present at the Company's 1999 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than September 30, 1999. If a proponent fails to notify the Company by December 14, 1999 of a non- Rule 14a-8 stockholder proposal which it intends to submit at the Company's 1999 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

Incorporation By Reference

  To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

  Copies of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                  DETACH HERE

                                     PROXY

                            BROOKS AUTOMATION, INC.

The undersigned hereby appoints Robert J. Therrien and Ellen B. Richstone, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1999 Annual Meeting of Stockholders of Brooks Automation, Inc. to be held on Thursday, February 25, 1999, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

---------------                                                  ---------------
  SEE REVERSE                                                      SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
---------------                                                  ---------------

                                  DETACH HERE

    Please mark
[X] votes as in
    this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1. Election of Directors:            2. To transact such other business as may
   Nominees: Robert J. Therrien,        properly come before the Meeting.
             Roger D. Emerick,
             Amin J. Khoury

            FOR   WITHHELD
            [_]     [_]

[_]
   --------------------------------------
   For all nominees except as noted above


                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                               (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature:                                 Date:
          -------------------------------       -------------

Signature:                                 Date:
          -------------------------------       -------------